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                              BYLAWS FOR THE REGULATION
                                          OF
                               BURKE INDUSTRIES, INC.,
                               A CALIFORNIA CORPORATION


                                      ARTICLE I

                              PRINCIPAL EXECUTIVE OFFICE

                 The principal executive office of the corporation shall be 2250 South Tenth Street, San Jose, California 95112.


                                      ARTICLE II

                               MEETING OF SHAREHOLDERS

                 Section 2.01 ANNUAL MEETINGS. Theannual meeting of shareholdersshall be held on the 15th day of June in each year (or, should such day fall upon a legal holiday, then on the first day thereafter which is not a legal holiday) at 10:00 o'clock A.M., or at such other time and on such other date as the board of directors shall determine. At each annual meeting, directors shall be elected and any other proper business may be transacted.

                Section 2.02 SPECIAL MEETINGS. Special meetings of shareholders may be called by the board of directors, the chairman of the board (if there be such an officer), the president, or the holders of shares entitled to cast not less than ten percent (10%) of the votes at such meeting. Each special meeting shall be held at such date and time as is requested by the person or persons calling the meeting within the limits fixed by law.

                Section 2.03 PLACE OF MEETINGS. Each annual or special meeting of shareholders shall be held at such location as may be determined by the board of directors, or if no such determination is made, at such place as may be determined by the chief executive officer, or by any other officer authorized by the board of directors or the chief



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executive officer to make such determination.  If no location is so determined, any annual or special meeting shall be held at the principal executive office of the corporation.

                Section 2.04 NOTICE OF MEETINGS. Notice of each annual or special meeting of shareholders shall contain such information, and shall be given to such persons at such time, and in such manner, as the board of directors shall determine, or if no such determination is made, as the chief executive officer, or any other officer so authorized by the board of directors or the chief executive officer, shall determine, subject to the requirements of applicable law.

                Section 2.05  CONDUCT OF MEETINGS.  Subject to the
requirements of applicable law, all annual and special meetings of shareholders shall be conducted in accordance with such rules and procedures as the board of directors may determine and, as to matters not governed by such rules and procedures, as the chairman of such meeting shall determine. The chairman of any annual or special meeting of shareholders shall be designated by the board of directors and, in the absence of any such designation, shall be the chief executive officer of the corporation.


                Section 2.06 INFORMAL ACTION BY SHAREHOLDERS. An action required or permitted to be taken at a meeting of Shareholders may be taken without a meeting if a consent, in writing, setting forth such action, is signed by all the Shareholders entitled to vote on the subject matter thereof and any other Shareholders entitled to notice of a meeting of Shareholders (but not to vote thereat) have waived in writing any rights which they may have to dissent from such action, and such consents and waivers are filed with the minutes of proceedings of the Shareholders. Such consents and waivers may be signed by different Shareholders on separate counterparts.


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                                     ARTICLE III

                                      DIRECTORS

                Section 3.01 NUMBER. The number of directors of the corporation shall be nine (9) until changed in accordance with applicable law.

                Section 3.02 MEETINGS OF THE BOARD. Each regular and special meeting of the board shall be held at a location determined as follows:
The board of directors may designate any place, within or without the State of California, for the holding of any meeting. If no such designation is made, (i) any meeting called by a majority of the directors shall be held at such location, within the county of the corporation's principal executive office, as the directors calling the meeting shall designate; and (ii) any other meeting shall be held at such location, within the county of the corporation's principal executive office, as the chief executive officer may designate, or in the absence of such designation, at the corporation's principal executive office. Subject to the requirements of applicable law, all regular and special meetings of the board of directors shall be conducted in accordance with such rules and procedures as the board of directors may approve and, as to matters not governed by such rules and procedures, as the chairman of such meeting shall determine. The chairman of any regular or special meeting shall be designated by the directors and, in the absence of any such designation, shall be the chief executive officer of the corporation.

                Members of the board of directors (or any committee appointed by the board) may participate in a meeting by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in such meeting in such manner shall constitute presence in person at such meeting.


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                Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by all of the Directors and such written consents may be signed by different Directors on separate counterparts.

                   Section 3.03 INFORMAL ACTION BY DIRECTORS. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by all of the Directors and such written consents may be signed by different Directors on separate counterparts.


                                      ARTICLE IV

                            INDEMNIFICATION OF DIRECTORS,

                         OFFICERS, AND OTHER CORPORATE AGENTS

                Section 4.01 INDEMNIFICATION. This corporation shall indemnify and hold harmless any person who is or was a director or officer of this corporation, or is or was serving at the request of the Board of Directors of this Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise (an "Agent"), from and against any expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any "proceeding" (as defined in Section 317(a)) to the fullest extent permitted by applicable law. The corporation shall advance to its agents expenses incurred in defending any proceeding prior to the final disposition thereof to the fullest extent and in the manner permitted by applicable law.

                Section 4.02 RIGHT TO INDEMNIFICATION. This section shall create a right of indemnification for each person referred to in Section 4.01, whether or not the proceeding


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to which the indemnification relates arose in whole or in part prior to adoption of such section and in the event of death such right shall extend to such person's legal representatives. The right of indemnification hereby given shall not be exclusive of any other rights such person may have whether by law or under any agreement, insurance policy, vote of directors or shareholders, or otherwise.

                Section 4.03 INSURANCE. The corporation shall have power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the corporation would have the power to indemnify the agent against such liability.


                                      ARTICLE V

                                       OFFICERS

                Section 5.01  OFFICERS.  The corporation shall have a
president, a chief financial officer, a secretary, and such other officers, including a chairman of the board, as may be designated by the board. Unless the board of directors shall otherwise determine, the president shall be the chief executive officer of the corporation. Officers shall have such powers and duties as may be specified by, or in accordance with, resolutions of the board of directors. In the absence of any contrary determination by the board of directors, the chief executive officer shall, subject to the power and authority of the board of directors, have general supervision, direction, and control of the officers, employees, business, and affairs of the corporation.

                Section 5.02 LIMITED AUTHORITY OF OFFICERS. No officer of the corporation shall have any power or authority outside the normal day-to-day business of the

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corporation to bind the corporation by any contract or engagement or to pledge its credit or to render it liable in connection with any transaction unless so authorized by the board of directors.


                                      ARTICLE VI

                               WAIVER OF ANNUAL REPORTS

                So long as the corporation has less than 100 holders of record of its shares (determined as provided in Section 605 of the California General Corporation Law), no annual report to shareholders shall be required, and the requirement to the contrary of Section 1501 of the California General Corporation Law is hereby expressly waived.


                                     ARTICLE VII

                                      AMENDMENTS

               New bylaws may be adopted or these bylaws may be amended or repealed by the shareholders or by the directors.


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                          CERTIFICATE OF ASSISTANT SECRETARY


               I, the undersigned, do hereby certify:

               1. That I am the duly elected and acting Assistant Secretary of Burke Industries, Inc., a California corporation; and

               2. That the foregoing bylaws, comprising six (6) pages, constitute the bylaws of said corporation as duly adopted by action of the board of directors of the corporation duly taken as of August __, 1997.

               IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said corporation as of this __ day of August, 1997.




                                                /s/ Keith Oster
                                                -------------------------------
                                                Keith Oster, Assistant Secretary
Seal